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                                  EXHIBIT 16

                                 [LETTERHEAD]




January 22, 1999



Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by Austins Steaks & Saloon, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K report for the month of January 1999. We agree with the statements concerning our Firm in such Form 8-K. We have no basis to agree or disagree with the Company's statements regarding KPMG Peat Marwick.

Very truly yours,


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP















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